EDGEMOOR INVESTMENT ADVISORS

CODE OF ETHICS

July 2016

This Code of Ethics (“Code”) is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws.

Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (“Company Act”). In conformity with these rules, this Code is adopted by Edgemoor Investment Advisors, Inc. (“Edgemoor” or the “Adviser”), in its role as investment adviser to the Meehan Mutual Funds, Inc. (the “Trust”), a registered investment company and to separately managed accounts.

1.	Standards of Business Conduct

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including individual accounts as well as the Mutual Fund (collectively, “Clients”) and its investors, is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries to our Clients. As such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients’ interests are paramount to and come before our personal interests. Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client’s account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Edgemoor must not:

•	employ any device, scheme or artifice to defraud a Client;

•
make to a Client or any investor or prospective investor in any Mutual Fund managed by Edgemoor any untrue statement of a material fact or omit to state to a Client or any investor or prospective investor in any Mutual Fund managed by Edgemoor a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client or any investor or prospective investor in any Mutual Fund managed by Edgemoor;

•	engage in any manipulative practice with respect to a Client or any investor or prospective investor in any Mutual Funds managed by Edgemoor;

•	use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client;

•	violate the Federal Securities Laws; or

•	conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in the applicable Compliance Manual. However, Access Persons and Supervised Persons are expected to comply not merely with the “letter of the law”, but with the spirit of the laws, this Code and applicable Compliance Manual.

Should you have any doubt as to whether this Code applies to you, you should contact the Chief Compliance Officer (CCO).

2.	Definitions

As used in the Code, the following terms have the following meanings:

A.
Access Persons include: (1) any advisory person of the Mutual Fund or of the Fund’s Adviser; (2) officers of the Adviser; (3) any Supervised Person of the Adviser who (a) has access to nonpublic information regarding any Client’s purchase or sale of securities, or portfolio holdings of any Client; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; and (4) any other person who the CCO determines to be an Access Person. For purposes of this Code, Edgemoor has determined that all full-time employees are Access Persons.

B.
Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

C.
Beneficial Ownership generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). However, any transactions or holdings reports required by Section 5.C of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.

D.	Chief Compliance Officer or CCO means the Adviser’s Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO’s designee, as applicable.

E.
Federal Securities Laws means: (1) the Securities Act of 1933, as amended (“Securities Act”); (2) the Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Advisers Act; (5) the Company Act; (6) title V of the Gramm-Leach-Bliley Act; (7) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

F.
Initial Public Offering or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

G.
Limited Offering means an offering that is exempt from registration under the Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. Limited Offerings of securities issued by any Private Fund are included in the term Limited Offering.

H.	Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

I.
Reportable Fund means: (1) any registered investment company advised or sub-advised by Edgemoor; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Edgemoor entity.

J.
Reportable Security means any security as defined in Advisers Act Section 202(a)(18) and Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security, which provides a broader exemption than the term “Covered Security”,[1] is used for compliance with both Rule 204A-1 and Rule 17j-1, except as otherwise noted.

K.
Security Held or to be Acquired means any Reportable Security which, within (1) day, (i) is or has been held by a Client, or (ii) is being or has been considered by a Client or the Adviser for purchase by a Client. This definition also includes any option to purchase or sell and any security convertible into or exchangeable for, a Reportable Security.

L.
Supervised Person of the Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.

[1]
Covered Security under Rule 17j-1 means any security as defined in Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end registered investment companies.

3.	Substantive Restrictions

A.
Blackout Period. No Access Person shall buy or sell a Reportable Security on the same day as any trades in the Reportable Security are made for Client accounts, including the Mutual Fund. A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed personal trading request and authorization form. The price paid or received by a Client account for any Reportable Security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.

B.
Trading Reportable Fund Shares. Access Persons are permitted to purchase and redeem shares in the Meehan Focus Fund without prior approval, however, the minimum holding period for associate investments in the Mutual Fund is (3) months.

C.
IPO and Limited Offering Restrictions. Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval in the form attached as Exhibit A of the CCO or the CCO’s designee. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Edgemoor. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been authorized to acquire securities in such securities must disclose their interests if involved in considering an investment in such securities for a Client. Any decision to acquire the issuer’s securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer.

D.
Other Trading Restrictions. Access Persons may not: (1) hold more than 5% of the outstanding securities of a single company without the approval of the CCO; or (2) engage in frequent trading in securities (e.g., day trading).

E.
Short Swing Profits. Access Persons may not profit from the purchase and sale or sale and purchase of a security within a 15 calendar day period, unless the transaction was authorized by the Chief Compliance Officer or the CCO’s designee.

F.
Gift Policy. Access Persons and Supervised Persons must not give, accept or solicit gifts from any entity doing business with or on behalf of the Adviser or the Trust. Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts of nominal value or those that are customary in the industry such as meals or entertainment or promotional items may be accepted. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice. A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed a completed gift reporting form. A sample form is found in Exhibit G.

Access Persons of Edgemoor are also prohibited from accepting any gifts from brokers who trade for the mutual fund or brokers who are seeking to trade for the mutual fund. In the event a broker sends a gift or other economic benefit to fund advisory personnel, the employee must notify the CCO and prepare to return the gift to the broker. Likewise, if a broker offers to pay for entertainment, including a meal, the employee must decline the invitation.

G.
Political Contributions. All Access Persons are required to obtain approval from the CCO prior to making any contribution. Access Persons may request such approval by completing the political contribution pre-clearance request form or something similar thereto (see Exhibit F). Political contribution by Access Persons are subject to the following limits:

(1)	If the candidate for office is not currently a state or local government official, contribution amounts are not restricted under the policy. The contribution must still be reported to Compliance.

(2)	If the candidate for office is currently a state or local government official, contributions exceeding the following amounts must be pre-approved:

(a)	$350 in an election in which an Access Person can vote for

(b)	$150 in an election in which an Access Person cannot vote

(3)	Limits may be lower as required by state or local law. Registered representative of FINRA may also be subject to lower requirements. In such cases the lower requirement will apply.

(4)	Exceptions to the above approval criteria may be granted only in limited circumstances at the discretion of the Compliance department after examination of the specific facts and circumstances.

(5)	Using the firm’s name or funds to support political candidates or issues, or elected or appointed government officials is prohibited.

(6)
Please refer to the policies and procedures related to political contributions in the adviser’s Compliance Manual. A Political Contribution Pre-clearance Request Form can be found in Exhibit F of this Code’s Appendix.

H.
Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, “Information Wall” procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or Edgemoor or which would impair their ability to discharge their duties with respect to Edgemoor and Edgemoor’s Clients.

I.
Fair Treatment. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.

J.
Service as Outside Director, Trustee or Executor. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval attached here as Exhibit H. In the event such a request is approved, information barrier procedures may be utilized to avoid potential conflicts of interest. Other than by virtue of their position with Edgemoor or with respect to a family member, no Access Person may serve as a trustee, executor or fiduciary. Similarly, Access Persons may not serve on a creditor’s committee. In appropriate circumstances the CCO may grant exemptions from this provision.

K.
Forfeitures. If there is a violation of paragraphs A, B, C or D above, the CCO may determine whether any profits should be forfeited and may be paid to one or more Clients for the benefit of the Client(s). The CCO will determine whether gifts accepted in violation of paragraph F need to be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

L.
Reporting Violations. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO’s designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

M.	Waivers. CCO may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records necessary to justify such waivers.

N.
Brokerage Accounts. Access Persons must disclose all brokerage accounts that he/she has direct or indirect beneficial ownership or discretionary authority to the CCO and instruct their brokers to provide timely duplicate account statements and confirms to the CCO. Access persons must submit holdings and transaction reports for "reportable securities" in which the access person has, or acquires, any direct or indirect beneficial ownership. An access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person's household.

A sample duplicate account statement and confirmations request letter is included as Exhibit D.

4.	Personal Investment Policy

A.
Equity Investments. Edgemoor’s Investment Policy requires Access Persons and immediate family members to make any long-term domestic equity investments (excluding equities purchased for their income generation - referred to within Edgemoor as Income Investments below) initiated on or after their date of hire, when possible, via the Meehan Focus Fund rather than through direct investment in individual domestic equity securities.

Access Persons and their immediate family members who desire to make any long-term foreign equity investments (excluding equities purchased for their income generation – referred to within Edgemoor as Income Investments below) to do so, when possible, via broadly diversified mutual funds or exchange traded funds rather than through direct investment in individual foreign equity securities.

For the purposes of this policy, equity securities purchased prior to an Access Person’s date of hire are excluded and need not be sold in order to comply with the policy. When such securities are sold, assuming the proceeds are to be reinvested in domestic equity securities, they must be invested in the Meehan Focus Fund; if they are to be reinvested in foreign equities, they must be invested in one of the foreign equity options outlined above.

If an associate desires to purchase domestic equities and is unable to invest in the Meehan Focus Fund, and/or the foreign funds described above (e.g., assets held in a type of account that these funds do not offer, such as a Coverdell IRA (formerly an Education IRA) or an “individual” 401(k) plan) the associate/accountholder must receive pre-clearance from the President or Chief Compliance Officer prior to making any domestic or foreign equity purchases.

Similarly, if an associate desires to purchase foreign equities and is unable to invest in any of the foreign funds described above, the associate/accountholder must receive pre- clearance from the President or Chief Compliance Officer prior to any purchase (see Pre- Clearance and Reporting Procedures below).

B.
Income Investments. Access Persons are permitted to make Income Investments in personal accounts. Under this Code, Income Investments include federal government and agency bonds, municipal bonds, corporate bonds, master limited partnerships, and high yielding equities such as preferred stocks, income trusts, utilities and real estate investment trusts. An Access Person or immediate family member, desiring to purchase income generating equities must receive pre-clearance from the President or Chief Compliance Officer prior to any purchase (see Pre-Clearance and Reporting Procedures below).

5.	Pre-clearance and Reporting Procedures

A.	Pre-clearance.

(1)	Each Access Person shall obtain prior approval from the CCO in the form attached, or similar thereto, as Exhibit A for all personal securities transactions in Reportable Securities.

(2)	Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval in the form attached as Exhibit A of the CCO or the CCO’s designee.

B.	Pre-clearance Exceptions. Pre-clearance requirements do not apply to:

(1)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(2)	Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;

(3)
Purchases or sales of open-end funds. Access Persons are reminded that “front- running” Client transactions or trading on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as well as other securities laws and, if proven, can be punishable by fines and other penalties;[2]

(4)	Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

(5)	Transactions in securities which are not Reportable Securities;

(6)	Purchases which are part of an Automatic Investment Plan or DRIP;

(7)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(8)
Any investment grade fixed income securities transaction, or series of related transactions, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities on behalf of a Client; and

(9)	Transactions in GNMA securities

Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction. Edgemoor may, from time to time and in the sole discretion of the CCO, maintain a “Restricted List” of securities in which Access Persons may not trade.

C.	Required Reports.

(1)
Initial and Annual Holdings Reports. Each Access Person must submit to the CCO a report in the Initial Holdings form (attached as Exhibit B): (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person’s holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually (attached as Exhibit B(2)), on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.

[2]	Purchases or sales of ETFs are still subject to the Reporting Requirements set forth in Section 5.C., below.

(2)	Holdings reports must contain the following information:

(a)
the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

(b)
the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit. (Note that even those accounts that hold only non-Reportable Securities must be included); and

(c)	the date the Access Person submits the report.

(3)
Brokerage statements containing all required information may be substituted for the Holdings Report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.

(4)
Quarterly Reports. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in non- excepted Reportable Securities in the form attached as Exhibit C.

(5)	Transactions reports must contain the following information:

(a)
the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

(b)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	the price of the security at which the transaction was effected;

(d)	the name of the broker, dealer or bank with or through which the transaction was effected; and

(e)	the date the Access Person submits the report.

(f)
Brokerage account statements or trade confirmations containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.

D.	Exceptions to Reporting Requirements. The reporting requirements of Section 5.C. apply to all transactions in Reportable Securities other than:

(1)	transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

(2)	transactions effected pursuant to an Automatic Investment Plan or DRIP.

In the event the discretion over the account changes such that the Access Person has Direct or Indirect Influence or Control, the Access Person must promptly report to the CCO and begin providing quarterly account statements. An Access Person will generally be deemed to have “Direct or Indirect Influence or Control” over any account in which he or she:

1)	Directs the purchases and/or sales of investments;
2)	Suggests purchases and/or sales of investments to the trustee or third-party discretionary manager; or
3)	Consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.

Please note that granting a third-party discretionary investment authority over an account does not, by itself, exempt an account from the reporting requirements. Similarly, trusts over which an Access Person is the grantor or beneficiary may also be subject to the reporting requirements, regardless of whether a trustee has management authority. Edgemoor will conduct additional due diligence to determine whether the Access Person may have any Direct or Indirect Influence or Control over the investment decisions of such accounts, which may include:

1)	Evaluating the relationship between the Access Person and the person managing the account;
2)	Requesting completion of periodic certifications by the Access Person or third party managers regarding the Access Person’s influence over the account;
3)	Requesting periodic completion of holdings or transaction reports to identify transactions that would have been prohibited pursuant to this Code, absent reliance on the reporting exemption; or
4)	Periodically request statements for accounts managed by third-parties where there is no identified Direct or Indirect Influence or Control over the investment decisions in an account.

If an Access Person is unsure as to whether an account is qualified for the exemption, he/she should consult with the CCO. In the event it is determined that the Access Person may have Direct or Indirect Influence or Control over investment decisions, the Access Person will be required to pre-clear trades for all Reportable Securities and Reportable Funds in the account as well as provide account statements as required with any reportable account.

E.
Duplicate Statements and Confirms. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, may choose to arrange that the broker shall mail directly to the CCO at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security in such account and (1) copies of periodic statements with respect to the account, provided, however, that such duplicate copies need not be filed for transactions involving Non-Reportable Securities. This requirement also may be waived by the CCO in situations when the CCO determines that duplicate copies are unnecessary. A sample duplicate account statement and confirmation request letter is attached here at Exhibit D.

F.
Prohibition on Self Pre-clearance. No Access Person shall pre-clear his own trades, review his own reports or approve his own exemptions from this Code. When such actions are to be undertaken with respect to a personal transaction of the CCO, the President or other Managing Director will perform such actions as are required of the CCO by this Code.

6.	Code Notification and Access Person Certifications

The CCO shall provide notice to all Access Persons and Supervised Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access and Supervised Person will be provided a copy of any Code amendments. After reading the Code or amendment, each Access Person and Supervised Person shall make the certification contained in Exhibit E. Annual certifications are due promptly after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons and Supervised Persons attending.

7.	Review of Required Code Reports

A.	Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis.

B.
Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be “material” to the President and/or the Board, as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner the CCO deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the President or the Board, as applicable.[3]

C.	The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

D.
Sanctions for violations of the Code include: verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the President or CCO.

[3]	To the extent that the President also serves as CCO, no such report or approval will be required.

8.	Recordkeeping and Review

This Code, a record of all certifications of an Access and Supervised Person’s receipt of the Code or any amendments thereto, any written prior approval for a Reportable Securities transaction given pursuant to Section 5.A. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Adviser’s records, for the periods and in the manner required by Advisers Act Rule 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Material and non-material amendments to this Code should be made and distributed as described in Section 6.

9.	Other Matters

In addition to complying with the requirements above, all Access and Supervised Persons shall comply with the Federal Securities Laws. Any questions or potential violations should be referred to the CCO promptly.

EXHIBIT A

EDGEMOOR INVESTMENT ADVISORS, INC.

Sample Personal Trading Request and Authorization Form

Access Person Name: _______________________________

Person on Whose Behalf Trade is Being Done (if different): _______________________________

Broker: _______________________________ Brokerage Account Number: _______________________________

Reportable Security: _______________________________
                                    Company Name, Type of Security

Ticker Symbol or CUSIP:  _______________________________

Number of Shares or Units: ______________________________  Price per Share or Unit: _____________________

Approximate Total Price: _______________________________   Buy or Sell: _______________________________

I hereby certify that all of the following information is true and complete:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code of Ethics and applicable law.

______________________________________________________________
Signature Date

When signed and dated by the CCO or designee, this authorization is approved for this transaction only and is effective for the date of approval.  A record of this transaction will be kept by the CCO in confidential files.1

a.m.
p.m.
CCO/Designee	Date	Time

[   ] Restricted List Reviewed

[1]
All pre-clearance forms must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later. If approval is granted to acquire securities in an IPO or a Limited Offering, CCO must indicate reasons for such approval on reverse side of this form.

EXHIBIT B

EDGEMOOR INVESTMENT ADVISORS, INC.

Initial Holdings Report

This form must be completed by each Access Person within 10 days of becoming an Access Person.

Do you, or an immediate family member, have direct or indirect beneficial ownership in any investment accounts? For purposes of this report, an immediate family member shall include your: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative who resides in your household.

[   ]  No
[   ]  Yes (If yes, please list each account in accordance with the directions).

Please list every account over which you, or an immediate family member, has direct or indirect beneficial ownership in the chart below and attach a copy of your most recent account statement(s) for each account. In determining the appropriate account type for each account listed below, please refer to the following definitions:

REPORTABLE ACCOUNTS:

A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks and ETFs.

Account Name	Account Number	Broker	Account Type

DISCRETIONARY ACCOUNTS:

A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an Access Person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for discretionary accounts.

Account Name	Account Number	Broker	Account Type

MUTUAL FUND ONLY ACCOUNTS:

Mutual fund only accounts are able to hold reportable securities but only hold mutual funds.

Account Name	Account Number	Broker	Account Type

EXHIBIT B

NON-REPORTABLE ACCOUNTS:

Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds; (2) 529 savings accounts; and (2) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect control.

Account Name	Account Number	Broker	Account Type

PRIVATE OR LIMITED OFFERINGS:

A Private or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company.

Account Name	Account Number	Broker	Account Type

By signing this report, you are certifying that the accounts listed above constitute all the accounts in which you or an immediate family member has any beneficial interest, including accounts that are not subject to the firm’s specific reporting requirements.

Name: _______________________________________________

Signature: ____________________________________________  Date: _______________

EXHIBIT B(2)

EDGEMOOR INVESTMENT ADVISORS, INC.

Annual Holdings
For Year Ending 12/31/2016

This Annual Holdings Certification ("Certification") must be completed by each Access Person within 45 days following the end of each calendar year.  This Certification is due by February 14, 201_.

This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the quarter end, please attach the account statement to this Certification. For purposes of this report, “immediate family member” shall include an Access Person’s: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative residing in the same household as the Access Person.

By signing this Certification you are certifying that you have arranged to have account statements sent to us or are providing documentation of your reportable quarterly transactions.

Account statements containing all required information may be used to comply with the firm's requirements for personal securities reporting if submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a transaction report containing the missing information may be attached as a supplement to the statement.

REPORTABLE ACCOUNTS:

The table below includes all of the reportable accounts you have reported to date. A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks and ETFs, as well as accounts in which it is determined that you exercise direct or indirect influence or control over the trading. We are receiving statements for the reportable accounts listed below.

Account Name	Account Number	Broker	Description

DISCRETIONARY ACCOUNTS:

The table below includes all of the discretionary accounts you have reported to date. A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Discretionary accounts are subject to random sampling, at the CCO’s discretion; however, please note that you will be required to provide quarterly statements for the account if it is determined that you or an immediate family member exercises direct or indirect influence or control over the discretionary account.

Generally, an Access Person, or his or her immediate family member, will be deemed to have direct or indirect influence or control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third- party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.

Account Name	Account Number	Broker	Account Type & Nature of Account	Relationship with Trustee / Manager

•	Has there been a change in any of the information included in the table above?
[   ]  No
[   ]  Yes (If yes, please describe the changes).

•	Did you exercise direct or indirect influence or control over any transaction that occurred in the account during the quarter?
[   ]  No
[   ]  Yes (If yes, please describe the changes).

EXHIBIT B(2)

MUTUAL FUND ONLY ACCOUNTS:

The table below includes all of the mutual fund only accounts you have reported to date. Mutual fund only accounts are able to hold reportable securities but only hold mutual funds.

Account Name	Account Number	Broker	Description

NON-REPORTABLE ACCOUNTS:

The table below includes all of the non-reportable accounts you have reported to date. Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds; (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect influence or control.

Account Name	Account Number	Broker	Description

PRIVATE OR LIMITED OFFERINGS:

The table below includes all of the private or limited offerings you have reported to date. A Private or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company.

Account Name	Account Number	Broker	Description

By signing this Certification, you are certifying that the accounts listed above constitute all the accounts in which you (or an immediate family member) have a direct or indirect beneficial interest, including accounts that are not subject to the firm's specific reporting requirements.

Name: ___________________________________________________________

Signature: ____________________________________________  Date: _______________

EXHIBIT C

EDGEMOOR INVESTMENT ADVISORS, INC.

Quarterly Code of Ethics Report For Quarter Ending

This form must be completed by each Access Person within 30 days following the end of each calendar quarter. This report is due by _______.

Name:

Brokerage account statements or trade confirmations containing all required information may be used to comply with the firm's requirements for personal securities reporting if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, a transactions report containing the missing information as a supplement to the statement or confirmation may be submitted.

The following are the accounts you have reported to us. If there are any other reportable transactions in accounts not on the list below for the reporting period, please attach them to this form. By signing this form you are certifying that you have arranged to have account statements sent to us or are providing documentation of your quarterly transactions.

Account Name	Account Number	Broker	Account Type

This report (1) excludes personal securities transactions with respect to which I had no direct or indirect influence or control, (2) excludes personal securities transactions in securities which are not Reportable Securities.

Did you open or close any accounts during the quarter ending _________?

[ ]	Yes	[ ] No	If yes, please list below.

Other Information:

Recently Opened or Closed Accounts:

Political Contributions:

Below are political contributions we have on file for you for the quarter ending _____. If there are any  other political contributions not on this list below or if any information is incorrect, please correct below.

Signature: _________________________________              Date: ________

EXHIBIT D

EDGEMOOR INVESTMENT ADVISORS, INC.

Sample Form of Brokerage Letter

[Date]
[Broker Name] [Address]

Re: Account No. ______________________________ Account Name ___________________________

Dear [Broker Name],

As of [Date], please send to Edgemoor Investment Advisors, Inc., a duplicate confirmation of each transaction in the above-named account and a duplicate monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

Edgemoor Investment Advisors, Inc.
c/o 1330 St. Mary’s Street Suite 400
Raleigh, NC 27605
Attention: Chief Compliance Officer

Thank you for your prompt attention to this matter. Sincerely,

[Access Person]

cc:  Chief Compliance Officer

EXHIBIT E

EDGEMOOR INVESTMENT ADVISORS, INC.

Receipt of Code of Ethics

This form must be completed by each Access Person
within 10 days of becoming an Access Person;
and upon receipt of any amendment to the Code.

I hereby acknowledge receipt of the current Code of Ethics (the “Code”), including any applicable amendments. I hereby certify that I:

(1)	recently have read/re-read the Code (including any amendments thereto);
(2)	understand the Code;
(3)	recognize that I am subject to its provisions.

I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Name: ___________________________________________________________

Signature: ____________________________________________  Date: _______________

EXHIBIT F

EDGEMOOR INVESTMENT ADVISORS, INC.

Political Contribution Pre-clearance Request

Please complete the following information and submit it to the Chief Compliance Officer for review. For new employees, please disclose any political contributions made within the last two years of new hire date. Limit one political contribution request per form.

You are permitted to pursue legitimate political activities and to make political contributions to the extent permitted under
U.S. law. However, you are prohibited from making contributions to U.S. state or local officials or candidates for state or local office if those contributions are intended to influence the award or retention of municipal finance business or any other business.

As a covered person of Edgemoor you are generally permitted to contribute:

(i)	up to $350 to an official per election (with primary and general elections counting separately), if you are entitled to vote for the official at the time of the contribution, and;

(ii)	up to $150 to an official per election (with primary and general elections counting separately), if you are not entitled to vote for the official at the time of the contribution.

You may not circumvent these rules by having your spouse or other member of your household make a contribution on your behalf.

IMPORTANT INFORMATION:	Do not make the political contribution unless you are advised that the pre-clearance has been approved.

[ ]	No Contributions Made

Or

Name of Contributor: ________________________________________________________

Full Name and title (if applicable) of Campaign/Candidate or Political Action Committee (“PAC”):
________________________________________________________________________

Level of Office (i.e., city, county, state, federal): ____________________________________

Municipality: ______________________________________________________________

Amount of Intended Contribution: _______________________________________________

Signature of Associate: _______________________________________________________

Date Submitted: ____________________________________________________________

COMPLIANCE USE ONLY

____ Approved   _____ Not Approved

Signature of CCO/Designee: __________________________ Date: _________

EXHIBIT G

EDGEMOOR INVESTMENT ADVISORS, INC.

Gift Reporting Form

Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate but should first be approved by the CCO or designee. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice. A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed a completed gift reporting form.

Submitted by: ______________________

Date: ____________________________

Description:

Approximate Value: __________________

[   ] Given To/ [   ] Received From: ______________________________________

Organization: ______________________________________________________

Employee Signature: _________________________________________________

COMPLIANCE USE ONLY

Approved:    Yes ____  No ____

Signature: _________________________________
                   Chief Compliance Officer / Designee

Date: ____________________________________

EXHIBIT H

EDGEMOOR INVESTMENT ADVISORS, INC.

Outside Activity Reporting Form

Submitted by: ________________________________________

Description of Activity:

Role in Activity: ________________________________________________________________________________________________________

Circle which applies: Employee / Volunteer

Start Date: ____________________________________________________________________________________________________________

Frequency of Activity: ____________________________________________________________________________________________________

Amount of Time Required: _________________________________________________________________________________________________

Compensation Arrangement: ________________________________________________________________________________________________

Name of Organization: ____________________________________________________________________________________________________

Address: ______________________________________________________________________________________________________________

City: __________________________________________________________________________  State: _____________  Zip: ________________

Phone: ____________________________________

Approved By CCO or Designee:  _______________________________  Date: ________________